UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 5, 2017 (December 5, 2017)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895
(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
James C. Estepa, a Senior Vice President of Genesco Inc. (the "Company"), Chief Executive Officer of the Company's Journeys Group, and a named executive officer of the Company, has advised the Company of his intention to retire from his current role effective February 1, 2018. He has agreed to remain employed by the Company as Chairman Emeritus of the Journeys Group, acting in a consulting capacity and assisting with the transition of his duties, through June 30, 2018.
Mr. Estepa will continue to be compensated at his current salary of $53,645.83 per month from February 1, 2018 through June 30, 2018. He will continue to have a target annual incentive award equal to 81% of his annualized salary under the Company's EVA Incentive Plan for the fiscal year ending February 2, 2019 ("Fiscal 2019"), with any award for Fiscal 2019 to be based 90% on the performance of the Journeys Group and 10% on the performance of the Schuh Group in Fiscal 2019. Any incentive award earned for Fiscal 2019 will be prorated for the number of months Mr. Estepa is actually employed by the Company during Fiscal 2019, as provided in the EVA Incentive Plan.
A press release by the Company announcing Mr. Estepa's planned retirement is attached to this report as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.
(d)       Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release dated December 5, 2017, issued by Genesco Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: December 5, 2017	By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated December 5, 2017, issued by Genesco Inc.